UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ORGANIC AGRICULTURAL COMPANY LIMITED

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	82-5442097
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

6th Floor A, Chuangxin Yilu, No. 2305 Technology Chuangxincheng Gaoxin Jishu Chanye Technology Development District Harbin City, Heilongjiang Province, P.R. China 150090
(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d) or (e), check the following box.  ☒

If the form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-226810

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The Common Stock is described in the Section titled “Description of Capital Stock: Common Stock” included in the Registration Statement on Form S-1 filed on August 13, 2018 (File No. 333-226810). That description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles of Incorporation - filed as exhibit 3.1 to the Registration Statement on Form S-1 filed on August 13, 2018 (File No. 333-226810) and incorporated herein by reference.
3.2	Bylaws - filed as exhibit 3.2 to the Registration Statement on Form S-1 filed on August 13, 2018 (File No. 333-226810) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: May 20, 2020	ORGANIC AGRICULTURAL COMPANY LIMITED

	By:	/s/ Jianjun Xun
	Name:	Jianjun Xun
	Title:	Chief Executive Officer

EXHIBIT INDEX

3.1	Articles of Incorporation - filed as exhibit 3.1 to the Registration Statement on Form S-1 filed on August 13, 2018 (File No. 333-226810) and incorporated herein by reference.
3.2	Bylaws - filed as exhibit 3.2 to the Registration Statement on Form S-1 filed on August 13, 2018 (File No. 333-226810) and incorporated herein by reference.

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